Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FINANCIAL RESULTS
FOR FIVE-WEEK TRANSITION PERIOD ENDED JANUARY 1, 2011

BOSTON, February 10, 2011 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for the five-week period ended January 1, 2011 (the transition period).  The Company is reporting results for this transition period due to its decision in December to change its fiscal year end from the last Saturday in November to the Saturday nearest December 31 of each year.

Revenue for the five-week transition period increased 9.3% to $22.3 million from $20.4 million for the comparable period a year earlier, the five weeks ended January 2, 2010.  Non-GAAP revenue grew 10.3% to $21.8 million from $19.8 million for the same period a year earlier.

Net loss for the transition period was $0.6 million, or $0.06 per share, compared with a net loss of $0.4 million, or $0.03 per share, for the comparable period a year earlier.  Non-GAAP net loss was $0.9 million, or $0.08 per share, in both five-week periods.

A description of the non-GAAP financial measures and a complete reconciliation between GAAP and non-GAAP financial information for the five-week transition period ended January 1, 2011 and its prior year comparable period are provided in the financial tables at the end of this release.

In combination with this press release, CRA’s Chief Financial Officer Wayne Mackie is providing prepared remarks, which will be available under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  There is no conference call scheduled in conjunction with this earnings release.  These remarks are offered to provide the investment community with additional background on CRA’s financial results for the transition period.

Financial Results Comments

“Our results for the five-week transition period ended January 1, 2011 reflect a continuation of the improvements across the firm that we began to see in the second half of fiscal 2010, “ said Paul Maleh, CRA’s President and Chief Executive Officer.  “Activity levels remained relatively high in the period, and we enter fiscal 2011 with top-line momentum as we continue to execute our growth strategy.”

“During the last five weeks of the calendar year, performance is typically affected by normal seasonality in our business,” Maleh said. “As expected, this caused revenue for the transition period to be disproportionately lower, while our expenses remain evenly spread throughout the year. Although we reported an operating and net loss for the transition period as a result, we narrowed our operating loss by more than 45% from the prior year period due to the growth in revenues and the progress we have made in reducing our overall cost structure.”

“Despite the seasonality during this period, our utilization rate was 67% for the last five weeks of 2010 — a substantial increase from 61% in the same period a year earlier,” Maleh said. “The Company also delivered strong cash flow from operations and, aided by an increase in collections activity, we entered fiscal 2011 with more than $87.5 million in cash and equivalents.”

Outlook

“Our performance in the transition period reinforces our continuing optimism for fiscal 2011.  We continue to see signs of improving business conditions, and current activity levels are encouraging. Entering fiscal 2011, we remain focused on three primary objectives: broadening our client relationships; simplifying our internal processes; and generating balanced and profitable growth across the company,” Maleh concluded.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding restructuring costs, NeuCo’s results, and a tax rate differential is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the five-week periods ended January 1, 2011 and January 2, 2010, the Company has excluded certain restructuring costs, NeuCo’s results and a tax rate differential.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FIVE WEEKS ENDED JANUARY 1, 2011 COMPARED TO THE FIVE WEEKS ENDED JANUARY 2, 2010 (1)

(In thousands, except per share data)

	Five-Weeks Ended January 1, 2011 (1)				Five-Weeks Ended January 2, 2010 (1)
		Adjustments to	Adjustments to			Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (4)	(NeuCo) (5)	Results	Results	(NeuCo) (5)	(Tax Rate Differential) (3)	Results

Revenues	$22,250	$—	$442	$21,808	$20,360	$580	$—	$19,780
Costs of services	16,400	—	126	16,274	15,009	210	—	14,799
Gross profit	5,850	—	316	5,534	5,351	370	—	4,981

Selling, general and administrative expenses	6,144	39	358	5,747	6,390	552	—	5,838
Depreciation and amortization	506	—	15	491	451	21	—	430
Loss from operations	(800)	(39)	(57)	(704)	(1,490)	(203)	—	(1,287)

Interest and other expense, net	(146)	(68)	(14)	(64)	(306)	(15)	—	(291)
Loss before benefit (provision) for income taxes	(946)	(107)	(71)	(768)	(1,796)	(218)	—	(1,578)
Benefit (provision) for income taxes (2), (3)	288	374	—	(86)	1,232	(61)	615	678
Net income (loss)	(658)	267	(71)	(854)	(564)	(279)	615	(900)
Net loss attributable to noncontrolling interest, net of tax	32	—	32	—	206	206	—	—
Net income (loss) attributable to CRA International, Inc.	$(626)	$267	$(39)	$(854)	$(358)	$(73)	$615	$(900)

Net loss per share attributable to CRA International, Inc.:
Basic	$(0.06)			$(0.08)	$(0.03)			$(0.08)
Diluted	$(0.06)			$(0.08)	$(0.03)			$(0.08)

Weighted average number of shares outstanding:
Basic	10,567			10,567	10,639			10,639
Diluted	10,567			10,567	10,639			10,639

(1) On December 17, 2010, the Company’s Board of Directors approved a change in the Company’s fiscal year end from the last Saturday in November to the Saturday closest to December 31st of each year.  Accordingly, the Company is presenting results for the five weeks ended January 1, 2011 compared to the unaudited results for the five weeks ended January 2, 2010.

(2) The five-weeks ended January 1, 2011 represents a stand-alone period for tax reporting as the Company is also changing its year-end for tax reporting purposes.  The five-week period resulted in a GAAP and non-GAAP pre-tax loss.  The resulting GAAP tax benefit and non-GAAP tax provision are impacted by the five-week period not being representative of typical full fiscal year’s revenue and expense ratios and the GAAP tax benefit includes $0.4 million related to divesting the Company’s Asia-Pacific based Energy practice.

(3) The GAAP and non-GAAP tax rates for the five-weeks ended January 2, 2010 are the Company’s GAAP and non-GAAP annualized effective tax rates for fiscal 2010.  The five-weeks ended January 2, 2010 resulted in a GAAP and non-GAAP pre-tax loss, however, the full year resulted in GAAP and non-GAAP pre-tax income.  Accordingly, the $0.6 million tax rate differential reconciles the five-weeks ended January 2, 2010 tax benefit amount to the full year tax rate percentage.

(4) During the five-weeks ended January 1, 2011, the Company incurred pre-tax expenses of $0.1 million and related income tax benefit of $0.4 million associated with divesting a practice.

(5) These adjustments include activity related to NeuCo in the Company’s GAAP results.

1

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 1,	November 27,
	2011	2010

Assets
Cash and cash equivalents and short-term investments	$87,505	$80,483
Accounts receivable and unbilled, net	82,695	94,235
Other current assets	21,830	22,885
Total current assets	192,030	197,603

Property and equipment, net	17,618	17,745
Goodwill and intangible assets, net	143,828	144,425
Other assets	13,889	13,926
Total assets	$367,365	$373,699

Liabilities and shareholders’ equity
Current liabilities	$91,497	$98,250
Long-term liabilities	20,444	19,029
Total liabilities	111,941	117,279

Total shareholders’ equity	255,424	256,420
Total liabilities and shareholders’ equity	$367,365	$373,699

8